Exhibit 99.1

To:	All Creditors and Holders of Interests of Eagle Food Centers, Inc., et al. (the “Debtors”)

From:	The Official Committee of Unsecured Creditors of Eagle Food Centers, Inc., et al. (the “Committee”)

Re:	Committee’s Support for First Amended Joint Plan of Liquidation of Eagle Food Centers, Inc. and Its Affiliated Debtors and Debtors in Possession (the “Plan”)

Ladies and Gentlemen:

The Committee strongly recommends that each of you vote in favor of the Plan by completing and delivering your ballot in accordance with the instructions accompanying the Plan and the Disclosure Statement thereto.  The Committee believes that confirmation of the Plan is in the best interests of all creditors and holders of interests of the Debtors, including, but not limited to, members of Classes 3 and 4.  If you have question or comments, please do not hesitate to contact counsel for the Committee as indicated below.

The Official Committee of Unsecured Creditors of Eagle Food Centers, Inc.

William Kaye, Coca Cola Enterprises	Austin Nooney, McCormick & Company, Inc.
Committee Co-Chairperson	Committee Co-Chairperson

Laura Moran	Alene Mangino	Galen Walters	Art Tuttle
US Bank National Assoc.	Chas Levy Co.	AdPlex Rhodes	American Greetings

Robert Bond	Jerri Winslow	William Stern
Ocampo	Sara Lee Bakery Group	Stern Brothers & Company

Counsel to the Committee:

Mark L. Prager
William J. McKenna
Jonathan E. Aberman
FOLEY & LARDNER
321 North Clark Street
Suite 2800
Chicago, Illinois  60610-4764
(312) 832-4500
(312) 832-4700 (facsimile)